                                                                                Exhibit 10.45
STATE OF GEORGIA
COUNTY OF DEKALB

LEASE AGREEMENT

THIS LEASE, made this 13th day of January, 2000 by and between BSRT Phoenix Business Park LLC, an Illinois limited liability company (hereinafter called “Lessor”) and LightNetworks, Inc., (hereinafter called “Lessee”).

WITNESSETH:

WHEREAS, Lessor is the owner of Phoenix Business Park (hereinafter called the “Business Park”, said Business Park, the parcel of land upon which it and its amenities are situated and all improvements and betterments of any nature thereon are hereinafter collectively called the “Property”); and

WHEREAS, Lessee wishes to lease from Lessor space known as 2700 NE Expressway, Building B, Suite B-900, Atlanta, DeKalb County, GA 30345 of the Business Park, as outlined on the diagram marked Exhibit A attached hereto and by this reference incorporated herein (hereinafter called the “Premises”);

NOW THEREFORE, in consideration of the payment of the rent and the keeping and performance of the covenants and agreements by Lessee as hereinafter set forth, Lessor does hereby lease to Lessee, the Lessee does hereby lease from Lessor, the Premises. Except as otherwise provided in this lease Lessee hereby accepts the Premises in their condition existing as of the date hereof.

FOR AND IN CONSIDERATION of the leasing of the premises as aforesaid, the parties hereby covenant and agree as follows:

1.
TERM. The term (hereinafter called the “Lease Term”) of this Lease shall commence on the earlier of substantial completion or May 1, 2000 (hereinafter called the “Commencement Date”) and, unless sooner terminated pursuant to the provisions hereof, shall expire at midnight at the end of the 66th (sixty sixth full month, (See Special Stipulations.)

2.	RENT.

2.1
Lessee agrees to pay an annual base rental (hereinafter called “Annual Base Rental”) for each year during Lease Term determined in accordance with this Paragraph. During the first year of the Lease Term, Annual Base Rental shall be (see Special Stipulations). The Annual Base Rental for each subsequent year of the Lease Term shall adjust according to the Rent Schedule described on Exhibit C and by this reference incorporated herein. If the final period of the Lease Term is not equal to one year, Annual Base Rental for such partial year shall be prorated based on a 30 day month and a 360 day year.

2.2
Annual Base Rental shall be paid in equal monthly installments (hereinafter called “Base Rent”), said Base Rent to be paid in advance on the first day of every calendar month (except that the first month’s rent shall be paid at the time this Lease is executed). For any partial month, Base Rent shall be adjusted on the basis of a 30 day month.

2.3
Upon execution of this Lease by Lessee, Lessee shall pay a deposit in the amount of Eighteen thousand one hundred and thirty four dollars and eighty eight cents ($18,134.88) (hereinafter called the “Security Deposit”), which Security Deposit may be applied by Lessor towards (but not necessarily in satisfaction of) Lessor’s damage or injury by virtue of any default by Lessee in the performance of Lessee’s covenants and obligations under this Lease. If at the expiration or other termination of this Lease the Security Deposit has not been previously applied and Lessee is not in default of any of its covenants, the Security Deposit shall be returned to Lessor without interest.

2.4
If Lessee shall commit more than two defaults of this Lease within any twelve month period, irrespective of whether such default is cured, then, without limiting the other rights and remedies of Lessor hereunder, the Security Deposit shall be automatically increased by 100 percent of its current amount and such increased amount shall be paid by Lessee to Lessor within five (5) days of written notice from Landlord of said default. Failure of Lessee to timely increase the Security Deposit as aforesaid shall be a default hereunder.

2.5
Lessee shall pay the rent and all other sums, amounts, liabilities and obligations which Lessee herein assumes or agrees to pay or is liable for (whether designated Base Rent, additional rent, Common costs, taxes, insurance, costs, expenses, damages, loses, or otherwise) (all of which are hereinafter called “Amount Due”) promptly at the time and in the manner herein specified without deduction, setoff, abatement, counterclaim or defense, and regardless of whether or not the Lease Term has previously ended. If any Amount Due is not received by Lessor on or before the date on which the same is due, Lessee shall pay Lessor interest on such Amount Due from the date on which the same was due until the date the same in actually paid at a rate per annum equal to the lessor of (i) the prime rate of interest announced by NationsBank, Atlanta, Georgia (or successor thereto) from time to time plus five percent (5%) or (ii) the maximum rate permitted by applicable usury law. Any Amount Due shall be paid at such place or places as Lessor may from time to time designate in writing.

3.	TAXES AND INSURANCE STOPS; COMMON COST RECOVERY

3.1
For every whole or partial calendar year during the Lease Term, Lessee agrees to pay as additional rent the excess of actual Taxes over the Tax Base, “Actual Taxes” means the result obtained by (i) dividing Taxes by the Area of the Business Park, and (ii) multiplying the result by the Area of the Premises. “Area of the Premises” means 26,378 square feet, plus any subsequent additions thereto. “Area of the Business Park” shall mean the area of all space in the Business Park (including expansions thereof, if any), which is presently 110,639 square feet. “Taxes for any calendar year shall mean (i) personal property taxes imposed upon the Property or any part thereof, (ii) real estate taxes, assessments, sanitary taxes, and any other governmental charge, general or special, ordinary or extraordinary, now or hereafter levied or assessed against or allocable to the Property or any portion thereof, or Lessor, as owner of the Property, and (iii) fees and charges of consultants incurred by Lessor with respect to items (i) and (ii) of this sentence to the extent that it reduces taxes. “Tax Base” means the product obtained by multiplying the Area of the Premises by Base Year 2000 Taxes divided by Area of the Business Park.

3.2
For every whole or partial calendar year during the Lease Term, Lessee agrees to pay as additional rent the excess of Actual Insurance Premiums over the Insurance Base. “Actual Insurance Premiums” means the result obtained by (i) dividing Lessor’s Insurance Premiums by the Area of the Business Park, and (ii) multiplying that result by the Area of the Premises. “Lessor’s Insurance Premiums” means the premiums charged by Lessor’s insurers for Lessor’s Insurance during the calendar year in question. “Lessor’s Insurance” means insurance carried by Lessor attributable or allocable to the Property for fire and extended coverage insurance, public liability and property damage insurance, rent loss insurance, and any other insurance which Lessor is required to carry by the holder of any Mortgage on the Property or any part thereof. “Insurance Base” means the product obtained by multiplying the Area of the Premises by Base Year 2000 Lessor’s Insurance Premium divided by Area of the Business Park.

3.3
For any partial calendar year payments under Paragraphs 3.1 and 3.2 shall be prorated based on the actual number of days in such partial year. If Actual Taxes for any calendar year are less than the Tax Base, no payment shall be due under Paragraph 3.1, nor will Lessor have any obligation to make any payment or reimbursement to Lessee on account thereof. If Actual Insurance Premiums for any calendar year are less than the Insurance Base, no amount shall be due Lessor under Paragraph 3.2 nor will Lessor have any obligation to make any payment or reimbursement to Lessee on account thereof. Lessor will send Lessee a statement of statements showing amounts due under Paragraph 3.1 or 3.2 as the case may be, and the amounts reflected on any such statements shall be due and payable in full 30 days after any such statement is mailed by Lessor; provided, however, that for the calendar year in which the Lease Term expires, Lessor may bill Lessee under Paragraph 3.1 and 3.2 for such partial calendar year at any time within 60 days prior to the expiration of the Lease Term, with said bill or bills being due and payable on the earlier of 30 days after mailing thereof or the day the Lease Term expires, said bill or bills to be bsed on Lessor’s estimate of the amount due Lessor, with an appropriate adjustment or adjustments being made a t such time as actual figures are available.

3.4	For every whole or partial calendar year during the Lease term, Lessee agrees to pay as additional rent Lessee’s Proportionate Share of Common Costs, as hereinafter set forth.

3.4.1
“Lessee’s Proportionate Share of Common Costs” means the result obtained by (i) dividing Common Costs by the Area of the Business Park, and (ii) multiplying that result by the Area of the Premises. “Common Costs” mean (a) all expenses incurred by Lessor allocable or attributable to, or for the operation and maintenance of the Property, or any part thereof, other than Taxes and Lessor’s Insurance Premiums, including, without limitation, costs incurred for property management; lighting; painting; policing of common areas; interior and exterior cleaning; traffic control; driveway, sidewalk and parking lot maintenance; garbage or debris collection and removal; landscape maintenance and replacement; and utility line maintenance and replacement; and electric, water and sewer charges not separately metered to lessees of the Business Park, and (b) and all levies, assessments, special assessments, dues and other charges allocable to the Property by virtue of any owner’s association or similar group of which Lessor is a part, the Property’s share of costs of maintenance and repair of common amenities (such as roadways, lakes streams, paths, and entrances) for the Project known as Phoenix Business Park, of which the Property is a part, including any expansions of the Project, and covenants, restrictions or other agreements affecting the Property or any portion thereof, including those described in Section 23 hereof.

3.4.2
From and after the Commencement Date, Lessee agrees to pay Lessor on the first day of each month during the Lease Term a sum equal to one-twelfth of Lessor’s estimate of Lessee’s Proportionate Share of Common cost for the calendar year (or portion thereof) in question. For the calendar year in which the Commencement Date occurs, Lessor’s estimate of Lessee’s Proportionate Share of Common Costs shall be deemed to be $.50 per square foot times the Area of the Premises. For each subsequent calendar year or portion thereof during the Lease Term, Lessor will provide Lessee with an estimate of Common Costs and a calculation of the monthly payment due under this subparagraph 3.4.2. If Lessor does not provide said data prior to January 1 of the calendar year in question, Lessee shall continue paying monthly amounts from the previous calendar year until a new estimate is provided, at which time Lessee shall pay any shortfall for previous months (or take a credit against subsequent payments). For any period of less than a month, an appropriate proration will be made based on the actual number of days involved. Lessee’s responsibility to pay any increases in Common Costs shall be limited to no more than a 10% (ten percent) increase over the previous years actual Common costs.

3.4.3
After each calendar year, Lessor will furnish Lessee with a statement of Lessee’s Proportionate Share of Common Costs for such year. If Lessee’s Proportionate Share of Common Costs exceeds the estimated payments made by Lessee under subparagraph 3.4.2 for the year in question. Lessee will pay such excess within 30 days after Lessor’s statement is mailed; if said estimated payments exceed Lessee’s Proportionate Share of Common costs, the overpayment will be credited against the next payments coming due under subparagraph 3.4.2 hereof. For any partial calendar year, an appropriate proration will be made based on the actual number of days involved.

3.5	The payment obligations set forth in this Section 3 shall survive the expiration of the Lease Term.

4. USE.

4.1  Lessee shall use the Premises only for office/warehouse purposes, and for no other purpose without the prior written consent of Lessor. Lessee shall operate its business at the Premises in a reputable manner in compliance with all applicable laws, ordinances, Business Park rules, regulations, covenants, restrictions and other matters shown on the public records, now in force or hereafter enacted. Lessee will not permit, create or maintain any disorderly conduct, trespass, noise or nuisance, whatsoever, about the Premises or the Common Areas, or annoy or disturb any persons occupying other parts of the Property.

4.2 Lessee shall not install any equipment that will exceed or overload the capacity of the Business Park, or the utility facilities located at the Premises. If any equipment installed by Lessee shall require additional utility facilities, the same shall be installed by Lessor at Lessee’s expense in accordance with plans and specifications approved by Lessor prior to installation.

4.3 Lessee shall not, and shall not allow or suffer (whether intentionally or ortherwise), any Hazardous Substance to be introduced, kept, stored, created, emitted, released, impregnated or discharged into, on or in the Property (including sanitary and storm sewer systems), the Business Park or the Premises. As used herein “Hazardous Substance” means any hazardous, toxic or dangerous waste, substance or material, whether or not in excess of maximum levels set by any governmental or other authority, including, but not limited to the cost of removal of any Hazardous Substance from the Property, the Business Park, or the Premises; the cost of repairing and restoring the same; loss, expense or damage relating to the existence of any Mortgage (including cost of compliance with lender requirements and damage caused by default, acceleration or foreclosure); reimbursement for any fines or impositions imposed by any governmental authority, agency or court; and the cost of complying with the requirement of any governmental authority, agency or court. Lessee, at Lessee’s cost and risk will be permitted to store and use reasonable quantities of fuel for Lessee’s generator and the storage and use of reasonable quantities of UPS batteries. The storage, use and location of said items will meet all governing and regulating authorities’ requirements and will need to be approved by Lessor, which shall not be unreasonably withheld.

5. UTILITIES.

5.1 Lessee shall pay for electricity, gas, telephone and other utility service supplied to the Premises.

5.2 Unless due lessor’s gross negligence, Lessor shall not be held liable for any damage or injury suffered by Lessee or by any of Lessee’s licensees, agents, invitees, servants, employees, contractors or subcontractors, resulting directly or indirectly from the installation, use or interruption of any utility service to the Premises or Property. No temporary interruption of services shall relieve Lessee from fulfillment of any covenant of this Lease or constitute a constructive eviction.

6. MAINTENANCE.

6.1 Lessor shall keep the roof foundation, exterior walls and all sewer and utility lines to the Business Park in good order and repair, except as to damage to which Section 14 is applicable.

6.2 Lessor shall have no obligation to make any repairs unless and until Lessee notifies Lessor in writing of the necessity thereof, in which event Lessor shall have a reasonable time in which to make such repairs.

6.3 Lessee shall keep the Premises maintained free from all litter, dirt, debris and obstructions and in a clean and sanitary condition. Notwithstanding anything herein to the contrary, Lessee shall maintain, replace and repair any improvements (including, but not limited to, utility lines, sewer connections, plumbing, wiring and glass) which are or were installed for Lessee. Lessee will purchase, keep in force and provide Lessor with a copy of a maintenance agreement in form and substance satisfactory to Lessor, from a contract satisfactory to Lessor, covering the heating and air conditioning equipment serving the Premises. At the expiration or other termination of this Lease, Lessee shall surrender the Premises (and keys thereto) in as good condition as when received, ordinary wear and tear only accepted. Lessor shall warrant all HVAC equipment for a period of one year from the Commencement Date of this Lease.

7.
FORCE MAJEURE. In the event that Lessor shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, restrictive government laws or regulations, riots, insurrection, war or other reason of a like nature (other than for financial reasons) not the fault of Lessor, then performance of such act shall be excused for the period of the delay and the period for the performance of such act shall be extended for a period equivalent to the period of such delay. The provisions of this Section 7 shall not cancel or postpone or delay the due date of any payment to be made hereunder.

8.	PROPERTY AND LIABILITY INSURANCE.

8.1 Throughout the Lease Term, Lessor will insure the Business Park (excluding foundations and excavations) and the machinery and equipment contained therein owned by Lessor (excluding any property with respect to which Lessee is obligated to insure pursuant to Paragraph 8.3 below) against damage by fire, lightning, explosion and extended coverage, in amounts and with carriers satisfactory to Lessor. All property of Lessee, Lessee’s agent, servants, employees, invitees, licensees, contractors, subcontractors, or any other person, shall be on the Premises at the risk of Lessee only, and Lessor shall not be responsible therefor. Upon written notice from lessee, Lessor shall provide Lessee written proof of insurance.

8.2 Lessee shall comply with all insurance regulations so the lowest fire, lighting, explosion, extended coverage and liability insurance rates available for the Business Park may be obtained by Lessor, and nothing shall be done or kept in or on the Premises by Lessee which will cause cancellation of any such insurance or increase the rate thereof, or threat thereof. Lessee shall remedy any condition giving rise to such cancellation, reduction or cost increase or threat thereof within five (5) days after notice thereof by Lessor.

8.3 Lessee shall, during its occupancy of the Premises and during the entire Lease Term, at its sole cost and expense, obtain, maintain and keep in full force and effect, and with Lessee, Lessor and Lessor’s mortgages named as additional insurers therein as their respective interests may appear, all insurance required by law and such insurance as is reasonably required by Lessor for risks against which a prudent tenant would protect itself, including, without limitation, the following:

8.3.1 Upon property of every description and kind owned by Lessee and located at the Property or for which Lessee is legally liable or installed by or on behalf of Lessee, including, without limitation, furniture, fittings, installations, alterations, additions, partitions and fixtures, in an amount not less than one hundred percent (100%) of the full replacement cost thereof.

8.3.2 Public liability insurance in an amount not less than $2,00,000.00 for any one occurrence or such higher limits as Lessor may reasonably require from time to time; such insurance shall include a waiver of subrogation clause in favor of Lessor and coverage against liability for bodily injuries or property damage arising out of the use by or on behalf of Lessee of owned, non-owned or hired automobiles and other vehicles for a limit not less than that specified above.

8.4 All insurance policies shall be taken out with companies licensed and registered to operate in the State of Georgia acceptable to Lessor and in form satisfactory to Lessor. Lessee shall deliver certificates evidencing such insurance policies, and any endorsement, rider or renewal thereof, to Lessor; certificates evidencing renewals shall be delivered to Lessor in no event less than thirty (30) days prior to any material change, cancellation or termination thereof.

9.	ALTERATIONS AND IMPROVEMENTS.

~~9.1~~
The agreements of Lessor and Lessee concerning the work necessary to prepare the Premises for occupancy are set forth in the Special Stipulations, further identified as Exhibit “B’ attached. ~~If Lessee does not occupy the Premises, or if lessee vacates the Premises prior to August 31, 2005, in either event through no default of Lessor, Lessee shall, notwithstanding any termination of this Lease, pay Lessor upon demand (as an Amount Due) for the cost of all work described on Exhibit B or otherwise done to the Premises by or on behalf of Lessee, less the percentage of said amount equal to the number of days for which Base Rent was paid divided by the number of days in the Lease Term.~~

9.2
Other than the matters specified in this Lease, Lessee shall not make any alterations, additions or improvements in or to the Premises, nor install or attach fixtures in or to the Premises, without the prior written consent of Lessor which shall not be unreasonably withheld, excepting alterations of cosmetic nature not exceeding $10,000.00 (ten thousand dollars) in cost. All alterations, additions or improvements made, installed in or attached to the Premises by Lessee shall be made at Lessee’s expense in a good and workmanlike, manner, strictly in accordance with the plans and specifications approved by Lessor. Prior to the commencement of any such work by Lessee, Lessee shall deliver to Lessor certificates issued by insurance companies licensed and registered to operate in the State of Georgia, evidencing that workers’ compensation insurance, public liability insurance and property damage insurance, all in amounts satisfactory to Lessor are in force and effect and maintained by all contractors and subcontractors engaged by Lessee to perform such work.

9.3
Lessee shall keep the Premises free from all liens, rights to liens or claims of liens of contractors, subcontractors, mechanics or materialmen for work done or materials furnished to the Property at the request of Lessee. If any claim of lien, or other statutory notice relating to mechanics and materialmen’s liens, is filed, Lessor may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien or statutory notice by deposit or by bonding proceedings. Any amount so paid by Lessor and all costs and expenses, including without limitation attorneys’ fees incurred by Lessor in connection therewith shall constitute additional rent payable by Lessee on demand. Lessee shall not have the authority to subject the interest or estate of Lessor or the Property or any part thereof to any liens, right to liens or claims of liens for services, materials, supplies or equipment furnished to Lessee.

~~9.4~~
All alterations, additions or improvements, including, but not limited, to, fixtures, partitions, counters and window and floor coverings, which may be made or installed by either of the parties hereto upon the Premises, irrespective of the manner of annexation and irrespective of which party may have paid the cost thereof, excepting only movable office furniture, office equipment and appliances put in at the expense of Lessee, shall be the property of Lessor, and shall remain upon and be surrendered in good condition with the Premises at the expiration or other termination of this Lease. ~~Notwithstanding the forgoing, however, if Lessor so elects, it shall be Lessee’s obligation prior to expiration of this Lease at the Lessee’s expense (notwithstanding the expiration of the Lease Term) to restore the Premises to the condition they were in previous to such alterations, additions, improvements, partitions and fixtures.~~

10.	ASSIGNMENT OR SUBLETTING.

10.1
Lessee shall not assign this lease, or any interest herein, or sublet or allow any other person, firm or corporation to use or occupy the Premises, or any part thereof, without the prior written consent of Lessor, which consent will not be unreasonably withheld. Any consent by Lessor under the preceding sentence shall not be deemed to be a consent to any subsequent event within the scope of the preceding sentence. An assignment of stock, membership units, general partnership or other ownership interest in Lessee, or any merger, consolidation or other corporate reorganization shall be deemed an assignment within the meaning of this Paragraph. Lessee will provide Lessor notice of such assignment of stock that does not require Lessor’s approval. Notwithstanding, Lessee and Assignee shall be liable for the performance of all terms and conditions of this Lease.

10.2
If Lessee shall make any assignment of this lease or shall make any subletting hereunder in any way not authorized by the terms hereof, the acceptance by Lessor of any rent or other Amount Due from any person claiming as assignee, sublessee or otherwise shall not be construed as a recognition of or consent to such assignment or subletting or as a waiver of the right of Lessor thereafter to collect any rent from lessee, it being agreed that Lessor may at any time accept rent or any other Amount Due under this Lease from any person offering to pay the same without thereby acknowledging the person so paying as a Lessee in place of Lessee hereinabove named, and without releasing said Lessee from the obligations of this lease, but the same shall be taken to be a payment on account by Lessee.

10.3
In the case of any assignment consented to or permitted by Lessor hereunder, at the time of such assignment Lessee shall pay Lessor as consideration therefor, as Additional Rent, an amount equal to all sums and other consideration paid to Lessee by the assignee for or by reason of such assignment (including any sum paid for the sale, rental or use of Lessee’s property) less the reasonable brokerage commissions and legal fees, if any actually paid by Lessee to unaffiliated third parties in connection with such assignment. In the case of any subletting consented to or permitted by Lessor hereunder, at the time of such subletting, Lessee shall pay Lessor as consideration therefore, as additional rent, an amount equal to any rents, additional charges or other consideration payable under the sublease to Lessee by the subtenant (including any sums paid for the sale, rental or use of Lessee’s property) which are in excess of the Base Rent during the term of the sublease in respect of the subleased space, less the reasonable brokerage commissions retrofitting costs and legal fees, if any, actually paid by Lessee to unaffiliated third parties in connection with such subletting.

11.	DEFAULTS.

11.1
In the event that (i) the Base Rent or any additional rent herein reserved, or any part thereof, or any other Amount Due, shall not be paid when due and within five (5) days after written notice from Lessor, or (ii) Lessee shall fall to comply with any of the other terms, covenants, conditions or agreements herein contained or in any of the rules and regulations now or hereafter established for the government or operation of the Business Park, or (iii)Lessee shall fail to comply with any term, provision, condition or covenant of any other agreement between Lessor and Lessee within thirty (30) days after written notice from Lessor, or (iv) Lessee makes an assignment for the benefit of creditors, fails to pay its debts as they mature, seeks, prepares to seek, or has filed against it, any petition for relief under any federal, state or other bankruptcy, debtor relief or insolvency law now or hereafter enacted, or a receiver or trustee is appointed for any substantial portion of lessee’s assets or business; then, in any such event, Lessor shall have the option, but not the obligation, to do any or more of the following:

11.1.1
Terminate this Lease, in which event Lessee shall surrender the Premises to Lessor immediately without further notice or demand; and Lessor may, without further notice or demand, thereupon enter the Premises and take possession of same, and expel, remove and put out of possession Lessee and its effects, using such help, assistance and force in so doing as may by needful and proper, without being liable for prosecution or damages therefore, and without prejudice to any other remedy allowed in such cases. If Lessor exercises its rights under this subparagraph 11.1.1, Lessee agrees that in addition to any other recovery permitted hereunder or by law, Lessor shall be entitled to recover all Amounts Due (with interest as herein provided) plus fees and costs under Section 28 hereof, as elements of Lessor’s damages.

11.1.2
Without terminating this Lease and without in any way diminishing Lessee’s liability for the payment of all Annual Base Rental, additional rent and all other Amounts Due, whether past due or which come due during the remainder of the Lease Term (except for the credit for rentals collected upon reletting set forth in the next sentence), retake possession of the Premises (whether by self-help, dispossessory or eviction proceeding or otherwise), and , if Lessor desires to do so (though it shall have absolutely no obligation to do so), rent same, or any part thereof, for Lessee’s account for such term or terms and for such rent and upon such conditions as Lessor may, in its sole discretion, think best, making such changes, improvements, alterations and repairs to the Premises as may be required. In the event Lessor does relet the Premises pursuant to this Paragraph, whether or not Lessor elects to collect liquidated damages hereunder, all rent received by Lessor from such reletting during the Lease Term shall be applied as follows: first, to the payment of any Amount Due other than Base Rent; second, to the payment of any costs and expenses of such reletting, including but not limited to brokerage fees, attorney’s fees, and costs of such changes, improvements, alterations and repairs; third to Base Rent due and unpaid hereunder; fourth, any residue shall be held by Lessor and applied in payment of future rent or damage as the same may become due and payable hereunder; and fifth, when all of Lessee’s obligations have been satisfied, any balance remaining shall be paid to Lessee. In the event lessor exercises its rights under this Paragraph 11.1.2. at Lessor’s sole option Lessee shall pay Lessor upon demand as liquidated damages for Lessee’s breach and not as a penalty, an amount equal to the sum of (i) all unpaid Annual Base Rental discounted at the rate of six (6%) percent per annum from the date each installment is due hereunder, plus (ii) all Amounts Due (with interest as herein provided), plus (iii) fees and costs as provided in Section 28 hereof. It is the express intent of the parties that the liquidated damages provided for in the preceding sentence be treated as a full liquidation of damages for such breach, the parties agreeing that said liquidated damages are a fair and reasonable pre-estimate of Lessor’s damages and that the actual amount of damages sustained by Lessor in the event of breach is not readily ascertainable.

11.1.3	Correct or cure such default and recover such amount expended as an Amount Due hereunder.

11.1.4
Recover any and all costs incurred by Lessor resulting directly, indirectly, proximately or remotely from such default, including, but not limited to reasonable attorneys’ fees, as an Amount Due hereunder.

11.2
In the event of a default or threatened default of this Lease by Lessee, Lessor shall be entitled to all equitable remedies, including without limitation injunction and specific performance. The various rights, remedies, powers, options and elections of Lessor reserved, expressed or contained in this Lease are cumulative, and no one of them shall be deemed to be exclusive of the others, or of such other rights, remedies, powers, options or elections as are now, or may hereafter, be conferred upon Lessor by law or in equity. Failure by Lessor to enforce one or more of the remedies herein provided shall not be deemed or construed to constitute a waiver of such default, or any violation or breach of any of the terms, provisions, or covenants herein contained, or a waiver of Lessor’s right thereafter to insist upon strict compliance with the terms hereof.

12.	DAMAGE AND CONDEMNATION.

12.1
In the event during the Lease Term the Premises are damage by fire or other casualty, but not to such an extent that repairs and rebuilding cannot reasonably be completed within one hundred eighty (180) days of the date of the event causing such damage, Lessor may, at Lessor’s option, repair and rebuild the Premises. If Lessor elects to repair and rebuild the Premises which said notice shall be given to Lesssee within sixty (60) days of said damage, this Lease shall remain in full force and effect, but Lessor may require Lessee to temporarily vacate the Premises while the same are being repaired and, subject to the provisions of this Paragraph 12.1, rent shall abate during this period to the extent that the Premises are untenantable; provided, however, that Lessor shall not be liable to Lessee for any damage or expense which temporarily vacating the Premises may cause Lessee. If the Premises are not repaired, rebuilt or otherwise made suitable for occupancy by Lessee within the aforesaid one hundred eighty (180) day period, Lease shall have the right, by written notice to Lessor, to terminate this Lease, in which event rent shall be abated for the unexpired Lease Term, effective as of the date of such written notification, but the other terms hereof shall remain in full force and effect. If Lessor elects not to repair and rebuild the Premises said notice shall be given to Lessee within sixty (60) days or if the Business Park or any part thereof be so damaged that repairs and rebuilding cannot reasonably be completed within one hundred eighty (180) days of the date of the event causing such damage, ~~which said notice shall be given to Lessee within sixty (60) days~~ of Lessor or Lessee may be written notice to the other party terminate this Lease in which event rent shall be abated for the unexpired Lease Term, effective as of the date of such written notification, but the other terms hereof shall remain in full force and effect.

12.2
In the event the Business Park shall be taken, in whole or in part, by condemnation or the exercise of the right of eminent domain, or if in lieu of any formal condemnation proceedings or actions, if any, Lessor shall sell and convey the Premises, or any portion thereof, to the governmental or other public authority , agency, body or public utility, seeking to take said Premises or any portion thereof, then Lessor, at its option, may terminate this Lease as of the date possession is taken by the condemning authority upon ten (10) days prior written notice to Lessee and prepaid rent shall be proportionately refunded from the date of possession by the condemning authority. All damages or other sums awarded in connection with any condemnation or taking of any portion of the Premises or the Property, or paid as the purchase price for any conveyance in lieu of formal condemnation proceedings, whether for the fee or the leasehold interest, shall belong to and be the property of Lessor. Lessee shall execute and deliver any instruments as Lessor may deem necessary to expedite any condemnation proceedings or to effectuate a proper transfer of title to such governmental or other public authority, agency, body or public utility seeking to take or acquire the said lands, and Premises or any portion thereof. If Lessor chooses not to terminate this Lease, then to the extent and availability of condemnation proceeds received by Lessor and subject to the rights of any mortgagee thereto, Lessor shall at the sole cost and expense of Lessor and with due diligence and in a good and workmanlike manner, restore the Premises within a period of six (6) months after the date of the physical taking, and such restoration shall make the same reasonably tenantable and suitable for the general use being made by lessee prior to the taking; provided, however, that Lessor shall have no obligation to restore and reconstruct Lessee’s leasehold improvements unless and to the extent that Lessor receives an award of condemnation proceeds specifically designated as compensation for such improvements. Notwithstanding the foregoing, if Lessor has not completed such restoration and reconstruction on or before six (6) months after the date of physical taking or if the Premises (or so much thereof as would render them untenantable) are taken in condemnation, Lessee shall have the right to cancel this Lease by prompt notice after such occurrence. If this lease continues in effect after such physical taking, the rent payable hereunder shall be equitably adjusted both during the period of restoration operations of Lessor and during the unexpired portion of the Lease Term.

12.3
In the event Lessor, during the Lease Term, shall be required by any governmental authority or the order or decree of any court, to repair, alter, remove, reconstruct or improve any part of the Premises, such repairs, alterations, removal reconstruction or improvement shall not in any way affect the obligations or covenant of Lessee herein contained, and Lessee hereby waives all claims for damages or abatement of rent because of such repairs, alterations, removal, reconstruction or improvement, except that rent shall abate during the period of and to the extent of untenantability; provided, if Lessor reasonably concludes that the work involved cannot be reasonably accomplished within one hundred eighty (180) days, Lessor may at its option terminate this lease by notice to Lessee; provided, further, that where the requirement by a governmental authority to repair, alter, remove, reconstruct or improve any part of the Premises arises out of any act of omission or commission by Lessee, then such repair, alteration, removal, reconstruction or improvement shall be effected promptly at the sole cost and expense of Lessee, and there shall not, in any event, be any abatement of rent nor any right in Lessee to terminate this Lease.

~~13.~~
~~TRANSFER. This Section shall apply only at such times and from time to time as the Area of the Premises is 5,000 square feet or less. In the event the Premises are increased to a size greater than 5,000 square feet, Lessor hereby reserves the right, at its sole option and upon giving at least sixty (60) days prior written notice to Lessee, to transfer and remove Lessee from the Premises from time to time to any other available space in the Business Park of substantially equal area. Lessor hereby agrees to bear the expense of such transfer and removal, as well as the expense of any renovations or alterations which are necessary to make the new space conform substantially in layout and apportionment to the Premises.~~

14.
LIABILITY OF LESSOR. Notwithstanding that joint or concurrent liability may be imposed upon Lessor or Lessee by law, Lessee and Lessee shall indemnify, defend and hold harmless the other party and the Property at each parties expense, against any loss, cost, damage or expense (including attorneys’ fees and court costs) relating to or as a result of (a) any default or failure to comply with the terms hereof (whether in connection with termination hereof or otherwise) by the other party or any permitted sub-tenant hereunder; (b) any act or negligence of the other party or its agents, contractors, employees, invitees or licensees; and (c) all claims for damages to persons or property by reason of the use or occupancy of the Premises not caused by the other party. Moreover, either party shall not be liable for any damage or injury to the Premises, the other party’s property, to the other party, its agents, contractors, employees, invitees or licensees, arising from any use or condition of the Property or the act or neglect of co-tenants or any other person, or the malfunction of any equipment or apparatus serving the Premises. Any and all claims against either party for any damage referred to in this Section 14 are hereby waived and released by the other party. Notwithstanding anything contained herein to the contrary, in the event either party incurs any liability to the other party hereunder, such liability shall be satisfied only out of the other party’s interest in the Premises, it being agreed that the liability of each party, its venturers, partners (individually and as partners), shareholders, officers, agents and employees, shall in all events be satisfied out of the other party’s interest in the Premises.

15.
RIGHT OF ENTRY.Lessor reserves the right to use at its discretion, the Business Park and every part thereof, except the interior of the Premises, in any manner which does not materially interfere with the use of the Premises to be made by Lessee hereunder. Lessor reserves the right, for itself or its mortgagees and prospective purchasers, or their respective agents and duly authorized representatives, to enter and be upon the Premises at any time and from time to time to inspect the Premises to see that Lessee is complying with all obligations hereunder and to repair, maintain, alter, improve and remodel, but Lessor shall not materially interfere with Lessee’s normal operations except in case of an emergency. Lessee shall not be entitled to any compensation, damages or abatement or reduction in rent on account of any such repairs, maintenance, alterations, improvements or remodeling. Except as otherwise provided in this Lease, nothing contained in this Section 15 shall imply any duty on the part of Lessor to repair, maintain, alter, improve or remodel.

16.
BUSINESS PARK RULES AND REGULATIONS. Lessor reserves the right to establish reasonable rules and regulations pertaining to the use and occupancy of the Business Park which rules and regulations may be changed by Lessor from time to time. As and when established, such rules and regulations will be deemed incorporated in this Lease. Lessee shall comply with any such rules and regulations established by Lessor.

17.
PROPERTY LEFT ON THE PREMISES. If upon the expiration of this Lease, or if the Premises should be vacated or abandoned by lessee at any time, or this Lease should terminate for any cause, Lessee or Lessee’s agents, servants, employees, invitees, licensees, contractors, subcontractors or any other person should leave any property of any kind or character in or upon the Premises, the fact of such leaving of property in or upon the Premises shall be conclusive evidence of intent by Lessee or such person to abandon such property, and such leaving shall constitute abandonment of the property unless Lessee continues to pay rent. Lessor, its agents or attorneys, shall have the right and authority upon one (1) days written notice to Lessee or anyone else except as required by law, to remove and destroy, store, sell or otherwise dispose of, such property, or any part thereof, without being in any way liable to Lessee or anyone else therefor. Lessee shall be liable to Lessor for all expenses incurred under this Section, notwithstanding the expiration or termination of this Lease. The proceeds from the sale or other disposition of such property shall belong to the Lessor as compensation for the removal and disposition of said property.

18.	OTHER INTERESTS.

18.1
This Lease and Lessee’s interest hereunder shall at all times be subject and subordinate to the lien and security title of any deeds to secure debt, security agreement, mortgages, or other interests heretofore or hereafter granted by Lessor or which otherwise encumber or affect the Premises and to any and all advances to be made thereunder and to all renewals, modifications, consolidations, replacements, substitutions and extensions thereof (all of which are hereinafter called the “Mortgage~~”). This clause shall be self operative and no further instrument of subordination need be required by any holder of any Mortgage. Lessee hereby waives and releases any claim it might have against Lessor or any other party for any actions lawfully taken by the holder of any Mortgage.~~  Upon written request from Lessee, Lessor will endeavor to get Lessee a Non-Disturbance Agreement.

18.2
In the event of a sale or conveyance by Lessor of Lessor’s interest in the Premises (including a long term ground lease) other than a transfer for security purposes only, Lessor shall be relieved, from and after the date of transfer, of all obligations and liabilities accruing thereafter on the part of Lessor, provided that the new Owner assumes all obligations and liability of Lessor from and after the transfer and provided that any funds in the hands of Lessor at the time of transfer in which Lessee has an interest shall be delivered to the successor of Lessor. This Lease shall not be affected by any such sale and Lessee shall attorn to the purchaser or assignee.

18.3
If the holder of a Mortgage shall hereafter succeed to the rights of Lessor under this Lease, whether through possession of foreclosure action or delivery of a new lease, Lesseee shall, at the option of the holder of such Mortgage, attorn to and recognize such successor as Lessee’s landlord under this Lease and shall promptly execute and deliver any instrument that may be necessary to evidence such attornment. Upon such attornment, this Lease shall continue in full force and effect as a direct lease between every successor landlord and Lessee, subject to all of the terms, covenants and conditions of this Lease and Lessee’s tenancy hereunder shall not be disturbed so long as Lessee is in full compliance with the terms and conditions hereof.

18.4
In the event that Lessee is notified of the existence of any Mortgage and of the address of the holder of any such Mortgage, Lessee agrees that it will give the holder of any such Mortgage notice of any claimed default by Lessor under this lease, and will exercise no remedies which it may have on account thereof until fifteen (15) days have elapsed after the receipt of such notice by the holder of said Mortgage without cure thereof.

18.5
Lessee shall, at Lessor’s request, promptly execute, acknowledge and deliver any instrument which may be required to evidence or confirm the subordination and attornment provisions set forth in Paragraphs 18.1, 18.2 and 18.3 hereof and, upon Lessee’s failure to do so, Lessor may, in addition to any other rights or remedies hereunder, execute, acknowledge, and deliver any document needed to accomplish same, as the agent and attorney-in-fact of Lessee, and Lessee hereby irrevocably and unconditionally constitutes Lessor as its attorney-in-fact for such purpose, Lessee acknowledging that such appointment is coupled with an interest.

19.	LANDLORD’S LIEN.

~~19.1~~
~~All property of Lessee now or subsequently located upon the Premises during the Lease Term shall be held and bound by a continuing lien and security interest for payment of rent, damages all other Amounts Due, and for full performance of all agreements to be performed by Lessee hereunder, and Lessee hereby grants a security interest therein to Lessor for such purpose.~~

19.2
Lessee covenants to occupy the Premises on or before th Commencement Date. Lessee shall not abandon or vacate the Premises at any time during the Lease term, whether by operation of law or otherwise. Notwithstanding vacating the Premises and being current on Lessee’s rental obligations shall not constitute a default.

20.
DELAYED POSSESSION. If Lessor shall fail to deliver to Lessee actual possession of the Premises by the Commencement Date rent shall abate until such possession is given, but Lessor shall not be liable to Lessee for such failure nor shall the Lease Term be thereby extended. Notwithstanding the foregoing, however, if the Premises are not available for occupancy by lessee within sixty (60) days after the Commencement Date through no default of Lessee, this lease shall be voidable by either party, and if voided, any payments made to Lessor by Lessee hereunder shall be immediately refunded to Lessee; provided however that such date shall be extended to the extent permitted under Section 7 hereof. The Premises shall be “available for occupancy” when they are so completed that Lessee may conduct nominal operations, or when a Certificate of Occupancy has been issued for the Premises, whichever is earlier.

21.
HOLDING OVER. In the event of holding over by Lessee after the expiration or earlier termination of this Lease, there shall be no renewal of this Lease by operation of law but Lessee shall be a tenant at sufferance, and Lessee shall pay Lessor for the period of such hold-over an amount equal to one and one-half times the Base Rent and rent due under Paragraph 3.5 which would have been payable by Lessee had the hold-over period been part of the original Lease Term, together with any other Amount Due under this Lease. Lessee shall vacate and deliver the Premises to Lessor upon Lessee’s receipt of notice from Lessor to vacate. No holding over by Lessee, whether with or without consent by Lessor, or acceptance of rent by Lessor, shall operate to reinstate, continue or extend the Lease Term.

22.
NO WAIVER. Lessee understand and acknowledges that no assent, express or implied, by Lessor to any breach of any one or more of the terms, covenants or conditions hereof, shall be deemed or taken to be a waiver of any succeeding or other breach, whether of the same or any other term, covenant or condition hereof, or of Lessor’s right thereafter to insist upon strict compliance with the terms hereof.

23.
COMPLIANCE WITH PROTECTIVE COVENANTS. In addition to and without any way limiting any of the foregoing provisions, Lessee shall comply with any reasonable protective covenants now or hereafter of record against the Property and with any changes to such covenants and/or rules and standards duly adopted in accordance with the procedures for either therein.

24.
SIGNS. Lessee shall not install, paint, display, inscribe, place or affix any sign, picture, advertisement, notice, lettering or direction (hereinafter collectively called a “Sign”) which could be visible from outside of the Premises without first securing written consent from Lessor therefor. Any Sing permitted by Lessor shall at all times conform with all municipal ordinances or other laws, regulations, deed restrictions and protective covenants applicable thereto. Lessee shall remove all Signs at the expiration or other termination of this Lease, at Lessee’s sole expense, and shall in a good and workmanlike manner properly repair any damage cause by the installation, existence or removal of Lessee’s Signs.

25.
ESTOPPEL CERTIFICATE: Lessee shall, at any time, and from time to time, upon not less than ten (10) days prior written notice from Lessor, execute, acknowledge and deliver to Lessor without charge a statement in writing in such form and substance as may be required by Lessor (a) certifying that this Lease is unmodified and in full force and effect and the dates to which the rent and other charges are paid in advance, if any; (b) certifying the Commencement Date of this Lease and the monthly Base Rent and additional rent under Paragraph 3.7 hereof being paid by Lessee; (c) acknowledging that there are not, to Lessee’s knowledge, any uncured defaults on the part of Lessor or Lessee hereunder and that Lessee has no right of offset, counterclaim or deduction from or against future rentals; (d) stating that no rent not yet due and payable as of the date of the letter has been paid in advance and no concessions, rebates, allowance or other considerations for free or reduced rent in the future have been granted; (e) all improvements or other work required to be made or performed by the Lessor have been fully completed in accordance with the plans and specifications therefor and to the satisfaction of the Lessee; and (f) the lessee has accepted and occupied the Premises, and Lessee is in full and complete possession of the Premises and actively conducting its business therein. Any such statement may be relied upon by any prospective purchaser of or Lender upon the security of the Premises.

26.	COMMON AREA CONTROL.

26.1	Lessee acknowledges and agrees that all areas outside of the Premises shall at all times be subject to the exclusive control and management of Lessor.

26.2
Lessee and its servants, agents, employees, contractors, subcontractors, invitees, and licensees shall not be entitled to use more of the parking spaces from the Business Park than four spaces per thousand square feet of Area of the Premises. Lessor shall have the right, but not the duty, to assign parking spares to tenants of the Business Park.

26.3	UTILITY DEREGULATIONS

a.
Lessor Controls Selection. Lessor has advised Lessee that presently Georgia Power Company (“Electric Service Provider”) is the utility company selected by Landlord to provide electric service for the Business Park. Notwithstanding the foregoing, if permitted by law, Lessor shall have the right at any time and from time to time during the Lease Term to either contract for service from a different company or companies providing electric service (each such company shall hereinafter be referred as an “Alternate Service Provider”) or continue to contract for service from the Electric Service Provider.

b.
Lessee Shall Give Lessor Access. Lessee shall cooperate with Lessor, the Electric Service Provider, and any Alternate Service Provider, at all times and, as reasonably necessary, shall allow Lessor, Electric Service Provider, and any Alternate Service Provider reasonable access to the Business Park’s electric lines, feeders, risers, wiring and any other machinery within the Premises.

c.
Lessor Not Responsible for Interruption of Service. Unless due to Lessor’s gross negligence or willful misconduct, Lessor shall in no way be liable or responsible for any loss, damage or expense that Lessee may sustain or incur by reason of any change, failure, interference, disruption, or defect in the supply or character of the electric energy furnished to the Premises, or if the quantity or character of the electric energy supplied by the Electric Service Provider or any Alternate Service Provider is no longer available or suitable for Lessee’s requirements, and no such change, failure, defect, unavailability or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Lessee to any abatement or diminution of rent or relieve Lessee from any of its obligations under the Lease.

27.
NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given and effective when delivered in person or when deposited in the United States mail, return receipt requested, addressed, if to Lessor, at the address set forth on the first page of this Lease, or to such other addresses as lessor may direct from time to time by fifteen (15) days prior written notice, and if to Lessee, at the Premises. Lessee hereby appoints as its agent to receive service of all dispossessory or distraint proceeding and notices in connection therewith, the person in charge of or occupying the Premises at the time; and if no person is in charge of or occupying the Premises, then such service or notice may be made by attaching the same on the main entrance to the Premises and on the same day enclosing, directing, stamping and marking by first class mail a copy of such service or notice to Lessee at the last known address of Lessee.

28.
ATTORNEY’S FEES.If any Amount Due hereunder is collected by or through an attorney, Lessee agrees to pay fifteen (15%) percent thereof as attorneys’ fees together with any costs and expenses which Lessor incurs in attempting to enforce any of the obligations of Lessee under this Lease, if Lessee does not prevail in such proceedings.

29.
HOMESTEAD. Lessee waives all homestead rights and exemptions which it may have under any law as against any obligations owing under this Lease. Lessee hereby assigns to Lessor its homestead and exemption.

30.
ACCORD AND SATISFACTION. No payment by Lessee or receipt by Lessor of a lesser amount than the Base Rent, additional rent or any other amount due herein stipulated shall be deemed to be other than on account of the earliest of the same then due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor’s fight to recover the balance of such rent or pursue any other remedy provided in this lease.

31.
BROKERS. Other than NAI/Brannen Goddard (hereinafter collectively called “Agent”), Lessee warrants and represents that it has had no dealings with any broker or agent in connection with this Lease and covenants to pay, hold harmless and indemnify Lessor from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any broker or agent with respect to this Lease or negotiations thereof who purports to have been engaged by Lessee.

32.	MISCELLANEOUS.

32.1
All the terms and provisions of this Lease shall be binding upon and apply to the successors, permitted assigns and legal representatives of Lessor and Lessee or any person claiming by, through or under either of them or their agents or attorneys, subject always, as to Lessee, to the restrictions contained in Section 10 hereof. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural unless the context otherwise requires.

32.2
The captions are inserted in this lease for convenience only, and in no way define, limit, or describe the scope of intent of this Lease or of any provision hereof, nor in any way affect the interpretation of this Lease.

32.3	This lease is made and delivered in, and shall be interpreted, construed and enforced with, the laws of the State of Georgia.

32.4
This Lease and the schedules and exhibits attached hereto and forming part hereof set forth all of the covenants, promises, agreements, conditions and understandings between Lessor and Lessee concerning the Premises and the property, and there are no covenants, promises, terms, conditions or understandings either oral or written, between them other than as are herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Lessor or Lessee unless reduced to writing and signed by the Party to be bound thereby.

32.5
The terms, conditions, covenants and provisions of this Lease shall be deemed to be severable and legally independent. If any clause or provision herein contained shall be adjudged to be invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, it shall not affect the validity of any other clause or provision herein, but such other clauses or provisions shall remain in full force and effect.

32.6	This Lease, or any portion hereof, shall not be recorded, unless both parties hereto agree to such recording.

32.7	Time is of the essence of this Lease.

32.8
This Lease shall create the relationship of landlord and tenant between Lessor and Lessee, and nothing contained herein shall be deemed or construed by the parties hereto, or by any third party, as creating the relationship or principal and agent or of partnership, or of joint venture, or of any relationship other than landlord and tenant, between the parties hereto; no estate shall pass out of Lessor; Lessee has only a usufruct not subject to levy and sale.

For additional terms and stipulations of this Lease (if any) see Exhibit C, attached hereto and by this reference incorporated herein.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

LESSOR: BSRT Phoenix Business Park L.L.C
                                BSRT PORTFOLIO CORP., its managing members

                                      By: /s/_______________
                                   Vice President

LESSEE: LightNetworks, Inc.
By: M. Eston Kirby, Jr.
                                        VP of Planning

{CORPORATE SEAL}

EXHIBIT “A”

EXHIBIT “B”
Special Stipulations

Lease Agreement between BSRT Phoenix Business Park L.L.C., as Lessor, and LightNetworks, Inc., as Lessee, dated____________________, 19______ for 26,378 rentable square feet.

These Special Stipulations are made and entered into contemporaneously with the Lease Agreement described above. In the case of any conflict between the Special Stipulations and the Lease, these Special Stipulations shall control. All terms used herein shall be the same as defined in the Lease.
1.	Base Rent

Lessee’s Base Monthly Rental shall adjust as follows:

Period		Rent/SF	Annual Base Rent	Monthly Base Rent
Commencement Date	Month 6	$4.13	$108,941.14	$9,078.43
Month 7-	Month 18	8.25	217,618.50	18,134.88
Month 19-	Month 30	8.50	224,213.00	18,684.42
Month 31-	Month 42	8.75	230,807.50	19,233.96
Month 43-	Month 54	9.01	237,665.78	19,805.48
Month 55-	Month 66	9.29	245,051.62	20,420.97

2.	Broker Disclosure

NAI/Brannen Goddard has acted as Agent for the Lessor and Lessee in this transaction and will be paid a commission by Lessor pursuant to a separate agreement.

3.	Temporary Space

Upon the full execution of the Lease, Lessee may occupy Suite B-450, approximately 7,776 square feet at Phoenix Business Park on a rent free basis until Lessee’s Premises are ready for occupancy at which time Lessee will relocate to Lessee’s Premises. Lessee shall abide by all other terms and conditions of Lease during Lessee’s occupancy of the temporary space. Additionally, Lessee is responsible for all Lessee’s utility costs to the temporary space during said time. The temporary space shall be returned to Lessor in the same condition as privded Lessee, normal wear and tear accepted. Lessor reserves the right to move Lessee, at Lessor’s expense, to alternative space, Suite C-200, approximately 7,726 square feet, should Lessor have a new Lessee for Suite B-450.

4.	Premises Improvements Allowance

Lessor, at an expense not to exceed $15.00/SF ($395.670.00) (“Improvement Allowance”), shall complete improvements to the Premises per mutually agreed upon construction drawings. Lessee shall provide Lessor permittable drawings no later than February 15, 2000. Should there be any delay in the delivery of premises to Lessee by May 1, 2000 due to Lessor not receiving permittable plans by February 15, 2000, this Lease shall commence May 1, 2000. Said Improvement Allowance shall go toward the cost of Lessee’s improvements, architectural fees and a construction management fee equal to five percent (5%) of said costs. The Improvement Allowance may not be used to pay for non-construction items, such as rent, moving expenses, furniture or telecommunications equipment. Should the actual improvement costs exceed the Improvement Allowance, Lessee shall pay Lessor said excess amount within 30 days of the receipt of an invoice from Lessor for said amount. Notwithstanding Lessor, at Lessor’s expense, and at an expense not be part of the Improvement Allowance, shall replace all HVAC units.

5.	Irrevocable Letter of Credit.

As part of this Lease, Lessee shall provide Lessor an Irrevocable Letter of Credit (“L.C.”), which is assignable, acceptable to Lessor in the amount of $200,000.00 (two hundred thousand dollars and no cents). Provided Lessee is not in default of the Lease, the L.C. will be reduced to $100,000.00 (one hundred thousand dollars and no cents) at the end of the 36th month of the Lease term and reduced to $0.00 at the end of the 48th month of the Lease term. A copy of the L.C. is attached to and made part of this Lease as Exhibit “C”.

6. First Right of Offering

Provided Lessee is not in default and upon receiving interest from a Third Party in Suite B-700, approximately 5,198 square feet, Lessor will first offer in writing to Lessee said space at terms and conditions as the Premises would be offered to any other Third Party. Lessee has three (3) business days to agree with Lessor on business terms and subsequently three (3) more business days to execute an Amendment to Lease said space. Should Lessee not respond to Lessor’s written notification within three (3) business days, Lessor will be free to lease said space to said Third Party.

EXHIBIT “C”

L.C.